Exhibit 77(q)


                                    Exhibits

(e)(1) Amended and Restated Schedule A dated November 30, 2007 to the Amended and Restated Investment Advisory Agreement between ING Variable Products Trust and ING Investments, LLC - Filed herein.

(e)(2) Amended Schedule dated September 2007 to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and ING Investment Management Co. - Filed herein.

(e)(3) Fourth Amendment dated September 15, 2007 to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and ING Investment Management Co. - Filed herein.